FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 Current Report

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): February 7, 2001

                             Evolving Systems, Inc.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

                               0-24081 84-1010843
          (Commission File Number) (I.R.S. Employer Identification No.)

                9777 Mt. Pyramid Court, Englewood, Colorado 80112
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (303) 802-1000

                                 Not applicable
                   (Former name or former address, if changed
                              since last report.)

Item 5. Other Events.

Evolving Systems, Inc. today confirmed recent public statements made by Qwest Communications International Inc. at the Cellular Telephone Industry Association convention in Dallas, TX, that Qwest will be establishing a nationwide service for its wireless and wireline service provider customers using Evolving Systems' LNP software.

The Company, which is issuing this Form 8-K under disclosure rules set forth in Regulation FD of the Securities and Exchange Commission, also confirmed that it initially referenced Qwest's LNP software license agreement in a release dated January 2, 2001. In that release, the Company announced a significant sale of LNP software to a major telecommunications carrier. The Company believes Regulation FD applies due to the materiality of this contract to current and potential shareholders.

Evolving Systems, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    Evolving Systems, Inc.



Dated: February 7, 2001               By: /s/ George A. Hallenbeck
                                          ------------------------
                                              George A. Hallenbeck
                                              Chief Executive Officer